CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Reed’s, Inc.

We consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 pertaining to Reed’s, Inc. 2017 Incentive Compensation Plan of our report dated April 24, 2017, relating to the financial statements of Reeds, Inc. as of December 31, 2016 and 2015 which appear in Reeds, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on April 24, 2017.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, California

January 26, 2018